EXHIBIT 3.3



               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       of

                  ELSINORE CORPORATION SERIES A PREFERRED STOCK


The undersigned, being the duly elected President and Secretary of Elsinore Corporation, a corporation organized and existing under the laws of the state of Nevada (the "Corporation");

DO HEREBY CERTIFY that, pursuant to the authority conferred upon the board of directors of the Corporation by the Corporation's articles of incorporation, the board, by the vote of the required number of directors at a meeting, duly called and noticed, held on September 22, 1998, adopted the following resolution creating a series of 50,000,000 shares of convertible cumulative preferred stock, designated as "Series A Preferred Stock":

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority conferred upon the board of directors of this Corporation (the "Board") in accordance with the provisions of this Corporation's amended and restated articles of incorporation (the "Articles of Incorporation"), there is hereby established, authorized and created a series of the authorized preferred stock of the Corporation, $0.001 par value per share, which series is hereby designated as "Series A Preferred Stock" (the "Series A Preferred Stock") and which consists of 50,000,000 shares. The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

1. Dividend Rights. The holders of the Series A Preferred Stock shall be entitled to receive cumulative dividends at the rate of six percent (6%) per annum of the Dividend Base per share (as defined below), and no more, payable in preference and priority to any payment of any dividend on the Common Stock. Such dividends shall be cumulative from the Original Issue Date and shall accrue on each share from day to day whether or not earned or declared, shall be payable quarterly in arrears when and as declared by the Board of Directors, and shall be paid to the holders of Series A Preferred Stock as their names appear on the share register of the Corporation on the Record Date fixed by the Board of Directors for any such dividend. Accrual of such cumulative dividends from day to day shall be mandatory and shall not be subject to the discretion of the Board of Directors. No dividends shall be declared or paid with respect to the Common Stock, the Series A Preferred Stock or any other stock ranking junior to or pari passu with the Series A Preferred Stock as to payment of dividends (other than a dividend payable solely in shares of the Corporation) unless all dividends accrued on the Series A Preferred Stock up to the payment date are first declared and paid. The amount of dividends "accrued" on any share of the Series A Preferred Stock at any date shall be deemed to be the amount of any unpaid cumulative dividends accumulated thereon to and including such date, whether or not earned or declared. "Dividend Base" on any day means an amount per share equal to the Liquidation Preference for such share on such day plus the amount, if any, of dividends accrued and unpaid with respect to such share on the next preceding anniversary date of the date on which a share of Series A Preferred Stock was first issued (the "Original Issue Date").

2. Liquidation Preference.

A. Description and Computation of Liquidation Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the outstanding shares of Series A Preferred Stock will be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $0.36 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares, the "Liquidation Preference"), plus all accrued or declared but unpaid dividends on such share for each share of Series A Preferred Stock then held by them. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the outstanding shares of the Series A Preferred Stock will be insufficient to permit the payment to each such holder of outstanding shares of Series A Preferred Stock of the full aggregate Liquidation Preference plus such unpaid dividends, then the entire assets and funds of the Corporation legally available for distribution will be distributed ratably among the holders of the Series A Preferred Stock in proportion to the Liquidation Preference for all shares of Series A Preferred Stock held by each such holder which each such holder is otherwise entitled to receive.

B. Distribution of Remaining Assets. After payment to the holders of the outstanding shares of Series A Preferred Stock of the amounts set forth in
Section 2(A), above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, will be distributed among the holders of the Common Stock and the Series A Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them. C. Other Liquidation Events. For purposes of this Section 2, both (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction); and (ii) a sale of all or substantially all of the assets of the Corporation, will be treated as a liquidation, dissolution or winding up of the Corporation and will entitle the holders of outstanding shares of Series A Preferred Stock and of Common Stock to receive at the closing in cash, securities or other property (valued pursuant to Section 2(D), below) amounts as specified in Sections 2(A) and 2(B), above. D. Valuation of Assets. Whenever the distribution provided for in this Section 2 will be payable in securities or property other than cash, the value of such distribution will be the fair market value of such securities or other property as determined in good faith by the Board. 3. Voting Rights.

Each holder of outstanding shares of the Series A Preferred Stock will be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted (except in the case of elections of directors, in which case each holder will be entitled to one vote per share of Series A Preferred Stock held by such holder) and will have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and will be entitled to notice of any stockholders' meeting in accordance with the bylaws of the Corporation (the "Bylaws"). Fractional votes will not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Preferred Stock held by each holder thereof could be converted) will be rounded to the nearest whole number (with one-half being rounded upward). Each holder of shares of Common Stock will be entitled to one vote for each share of Common Stock held.

4.  Conversion.

A. Conversion Rights. The holders of the outstanding shares of Series A Preferred Stock have conversion rights as set forth in this Section 4(A) ("Conversion Rights"). Each share of Series A Preferred Stock will be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Liquidation Preference by the Series A Conversion Price (as defined herein) in effect on the date the certificate evidencing such share is surrendered for conversion. The price at which shares of Common Stock will be deliverable upon conversion of shares of the Series A Preferred Stock (the "Series A Conversion Price") will initially be $0.19355 per share of Common Stock. Such initial Series A Conversion Price will be adjusted as hereinafter provided.

B. Mechanics of Conversion.

Before any holder of outstanding shares of Series A Preferred Stock will be entitled to convert the same into shares of Common Stock, he will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and will give written notice to the Corporation at such office that he elects to convert the same and will state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation will, as soon as practicable thereafter, issue and deliver at such office to such holder of shares of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he will be entitled as aforesaid. Such conversion will be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion will be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

C. Adjustments to Conversion Price.

   (i) Special Definitions. For purposes of this Section, the following definitions shall apply:


       (1) `Options' shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.


       (2) `Original Issue Date' shall mean the date on which a share of Series A Preferred Stock was first issued.


       (3) `Convertible Securities' shall mean any evidences of indebtedness, shares (other than Series A Preferred Stock) or other securities convertible into or exchangeable for Common Stock.


       (4) `Additional Shares of Common Stock' shall mean all shares of Common Stock issued (or, pursuant to Section 4(C)(iii) deemed to be issued) by the Corporation after the Original Issue Date, other than shares of Common Stock issued or issuable:

           (A)  upon conversion of shares of Series A Preferred Stock;

           (B)  upon  the  issuance  of  70,687
shares of Common Stock to certain creditors of the Corporation pursuant to the First Amended Plan of Reorganization of the Corporation filed May 28, 1996 in the United States Bankruptcy Court for the District of Nevada;

           (C) as a dividend or distribution on the Series A Preferred Stock;

           (D) for which adjustment of the Conversion Price is made pursuant to Section 4(C)(vi); or


           (E) for which adjustment of the Conversion Price is provided for pursuant to Section 4(C)(iii).


  (ii) No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.


  (iii) Deemed Issue of Additional Shares of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of Additional Shares of Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 4(C)(v) hereof) of such Additional Shares of Common Stock would be less than the Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:


       (1) No further adjustments in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;


      (2) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or increase or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Conversion Price shall affect Common Stock previously issued upon conversion of the Series A Preferred Stock);


      (3) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

         (A) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and


         (B) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(C)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;


     (4) no readjustment pursuant to clauses (2) or (3) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date, or (B) the Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;


    (5) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made, except as to shares of Series B Preferred Stock converted in such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above; and

    (6) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.


(iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(C)(iii)) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest hundredth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including for this purpose the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock outstanding immediately prior to such issue) plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including for this purpose the number of shares of Common Stock issuable upon conversion of the shares of Series A Preferred Stock outstanding immediately prior to such issue) plus the number of such Additional Shares of Common Stock so issued; provided, however, that such Conversion Price shall in no case be reduced to a per share price lower than the par value per share of the Common Stock.


 (v) Determination of Consideration. For purposes of this Section, the consider-ation received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

    (1) Cash and Property:  Such consideration shall:

        (A) insofar as it consists of cash, be computed at the aggregate amount of cash paid therefor, prior to deducting any discounts, commissions or other expenses allowed, paid or incurred by the Corporation but excluding any amounts paid or payable for accrued interest or accrued dividends;


        (B) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and


        (C) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.


    (2) Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4(C)(iii), relating to Options and Convertible Securities, shall be determined by dividing


       (A) the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by


       (B) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.


 (vi) Adjustments for Combinations or Subdivisions of Common Stock. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price of the Series A Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate, and the amount per share distributable to holders of Common Stock pursuant to Section 2(B) hereof shall likewise be proportionately decreased or increased, as appropriate provided, however, that the Conversion Price of the Series A Preferred Stock shall in no case be reduced to a per share price lower than the par value per share of the Series A Preferred Stock.

D. Other Distributions.

In the event the Corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation or any of its subsidiaries other than Additional Shares of Common Stock, then in each such event provision shall be made so that the holders of Series A Preferred Stock shall receive, upon the conversion thereof, the securities of the Corporation which they would have received had their stock been converted into Common Stock on the date of such event.

E. Certificates as to Adjustments.

Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate prepared by the Corporation setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

F. Notice of Record Date.

In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall give, in the manner and subject to the provisions of Section 4(i) hereof, to each holder of Series A Preferred Stock at least 15 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

G. Issue Taxes.

The Corporation shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

H.  Reservation of Stock Issuable Upon Conversion.

The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, using its best efforts to obtain the requisite stockholder approval.

I.   Fractional Shares.

No fractional shares shall be issued upon the conversion of any share or shares of Series A Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

J. Notices.

Any notice required or permitted by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be deemed given when delivered at the address of the recipient, whether by registered mail (with return receipt requested), by telecopier with confirmation of receipt received, by personal delivery, or by Federal Express or comparable overnight courier service. For purposes hereof (i) any such address shall have been furnished in writing to the Corporation and such address shall be at an entity that maintains regular business hours (except for holidays) throughout the entire year; (ii) the Corporation shall be entitled to rely on the addresses shown on the shareholder records of the Corporation until another address is furnished pursuant to the foregoing clause, and (iii) notice shall be deemed given if a reasonable effort is made in good faith to effect actual delivery thereof in accordance with the first sentence of this subsection.

K. Adjustments.

In case of any reorganization or any reclassification of the capital stock of the Corporation or any consolidation or merger of the Corporation with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Corporation, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series A Preferred Stock.

5. Restrictions and Limitations.

So long as 25% or more of the originally issued shares of Series A Preferred Stock are outstanding, the Corporation shall not undertake the following actions without approval by the holders of 67% of the shares of Series A Preferred Stock then outstanding: (a) modify its Certificate of Incorporation or Bylaws so as to amend or change any of the rights, preferences, privileges of or limitations on the Series A Preferred Stock, (b) issue any other preferred equity security or convertible debt security or subordinated debt with warrants ranking senior to or pari passu with the Series A Preferred Stock with respect to dividends or distribution of assets upon liquidation, or having a conversion price less than the Conversion Price of the Series A Preferred Stock as then in effect, or (c) except as herein provided, purchase or otherwise acquire for value any Common Stock, Series A Stock, Series A Preferred Stock or any other Preferred Stock of the Corporation either junior or senior to or on a parity with the Series A Preferred Stock except for purchases implementing employee benefit plans or agreements, which plans or agreements have been approved by the Board of Directors including as a part of such approval the affirmative vote of any representative of the Series A Preferred Stock then a member of the Board of Directors; provided however, (d) that such approval may be given by the holders of a simple majority of the shares of Series A Preferred Stock then outstanding in the case of an issuance of a security ranking senior to or pari passu with the Series A Preferred Stock if such security is, in substance, convertible into or exchangeable for Common Stock at a price higher than the Conversion Price then in effect.

RESOLVED FURTHER, that the President or the Vice President and the Secretary or any Assistant Secretary of the Corporation are each authorized to do or cause to be done all such acts or things and to make, execute and deliver or cause to be made, executed and delivered all such agreements, documents, instruments and certificates in the name and on behalf of the Corporation or otherwise as they deem necessary, desirable or appropriate to execute or carry out the purpose and intent of the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned officers have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury as of this 29th day of September, 1998.

                                                      By:   /s/ Jeffrey T. Leeds
                                                      Name:  Jeffrey T. Leeds
                                                      Title:  President

By:   /s/ S. Barton Jacka
Name:  S. Barton Jacka
Title:  Secretary



STATE OF NEVADA   )
                                    ) ss:
COUNTY OF CLARK   )

         On  this  ____  day  of   _________________,   199__,  before  me,  the
undersigned, a Notary Public in and for the County of Clark, State of Nevada, duly commissioned and sworn, personally appeared ________________ known to me to be the President of ELSINORE CORPORATION, whose name is subscribed to the within instrument, and who acknowledged to me that he/she executed the same freely and voluntarily and for the use and purposes therein mentioned.

                                                   -----------------------------
                                                          NOTARY PUBLIC